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                                                                    EXHIBIT 10.9

January 10, 2003

Mr. Kevin Roche
President
United Wisconsin Grain Producers, LLC
PO Box 247
Friesland, WI 53935 - 0247

RE:  LETTER OF INTENT FOR
     CARBON DIOXIDE PURCHASE AGREEMENT FOR FRIESLAND, WISCONSIN

Dear Mr. Roche:

This letter of intent, when signed by the parties hereto, expresses the present intention of The BOC Group, Inc., through its BOC Gases division, ("Prospective Buyer"), and United Wisconsin Grain Producers, LLC ("Prospective Seller"), to negotiate in good faith a mutually acceptable contract (the "Contract") which will incorporate the various matters outlined below, together with such other terms and conditions as the parties may deem necessary in a final agreement with respect to the purchase and sale of carbon dioxide ("CO2").

     1. Prospective Seller will make available to Prospective Buyer all of the gaseous CO2 that will be produced as a by-product of the ethanol plant that Prospective Seller plans to construct in Friesland, Wisconsin.

     2. Prospective Buyer will construct a CO2 liquefaction plant (the "Plant") of approximately 325 TPD capacity to coincide with the first Contract Year as described in Section 4 hereto.

     3. Prospective Seller will make available to Prospective Buyer, at a nominal price, land suitable for erecting and operating the Plant. Prospective Seller will provide access to such land for Prospective Buyer's employees, its customers and its agents as well as for trucks involved in construction of the Plant and delivery of CO2, as well as access to rail for loading rail cars. Prospective Buyer may, at its option, either build its own or enter into a contract with a qualified third party to build a dry ice production facility on Prospective Seller's property.

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     4.        The first Contract Year shall commence on October 1, 2004, provided that Prospective Seller is able to produce at least 325 TPD of CO2 for thirty (30) consecutive days prior to October 1, 2004 and expects to continue producing at, or in excess of this level for six
          (6) months following October 1, 2004.

     5. Prospective Buyer will pay Prospective Seller a monthly fee of forty five thousand dollars ($45,000.00) for each month ("Facility Fee") commencing with the first date of commercial operations, provided however, that the Facility Fee shall be appropriately reduced pro-rata in favor of Prospective Buyer to the extent that Prospective Seller is unable for whatever reason to supply the CO2 as per Paragraph 1. In addition, Prospective Buyer will pay a base price for by-product gaseous CO2 provided by Prospective Seller to Prospective Buyer during the first Contract Year of $3.00 per ton of liquid CO2 for product ("Base Price").

     6. Prospective Seller will supply Prospective Buyer with its water requirements. Prospective Seller and Prospective Buyer will cooperate in obtaining the site's operating and environmental permits. Prospective Buyer will return condensate and cooling tower blow down and other water effluent streams to Prospective Seller. Prospective Buyer will be responsible for all utility costs for the operation of Prospective Buyer's Plant.

     7. Prospective Seller will provide feedgas to Prospective Buyer that conforms with the specifications in Exhibit A hereto ("Product").

     8. Upon the first anniversary of the commencement of deliveries hereunder, and annually thereafter, the Base Price per ton shall be adjusted by 100% of the percentage change in Prospective Buyer's selling price per ton for purified and liquefied CO2 to Prospective Buyer's customers in the state of Wisconsin. Prospective Seller shall have the right to have an independent public accountant, reasonably acceptable to Prospective Buyer, audit the records of Prospective Buyer to substantiate Prospective Buyer's calculations. Prospective Buyer shall make its records pertaining to this computation available for audit once each Contract Year during regular business hours.

     9. Prospective Seller will invoice Prospective Buyer once each month based on the scale weight of liquid CO2 shipped during the previous month and Prospective Buyer will make payment for the amount invoiced within thirty (30) days following the date of such invoice.

     10. The term of the Contract shall be twenty (20) years. The Contract shall automatically renew for five (5)-year periods thereafter, unless either party provides twenty-four (24) months prior written notice of its intent to terminate. Notwithstanding any language to the contrary in this letter of intent,

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          Prospective Seller shall have the right to terminate the Contract in the event that it permanently ceases production of CO2 at Prospective Seller's plant.

     11. In the event that Prospective Seller fails to supply Prospective Buyer with a minimum of fifteen thousand (15,000) tons of CO2 during any period of six (6) consecutive months during the term of the Contract, Prospective Buyer will have the right to terminate the Contract and remove the Plant.

     12. The Contract shall become effective when it has been approved, executed and delivered by both Prospective Seller and Prospective Buyer.

     13. Prospective Buyer agree's to pay Prospective Seller a down payment of fifty thousand dollars ($50,000) ("Down Payment") upon execution of the Contract. Fifty percent (50%) of the Down Payment shall be applied as a credit against the Facility Fee for the first two (2) months of operation of Prospective Buyer's Plant.

     14. Prospective Buyer and Prospective Seller shall remain independent contractors in all aspects of their activities under this letter of intent with no party having the authority to act as an agent for the other party for any purpose.

     15. Prospective Buyer and Prospective Seller shall each bear its own costs and expenses in connection with the negotiation, performance or consummation of the Contract, unless otherwise provided therein.

All information which is not publicly available about the other party and gained in the context of the parties' discussions or negotiations shall be keep confidential. This information includes but is not limited to, data, designs, documents, ideas, know-how financial, and other business information. Prospective Buyer and Prospective Seller agree that they will not develop any projects on their own based upon any data, facts or ideas obtained or shared during the course of their discussions and neither party shall have any rights to the other party's proprietary rights. Both parties shall use their best efforts to inform appropriate personnel in their respective organizations regarding the content of this Letter of Intent.

The term of this Letter of Intent shall commence upon the date it is signed by both parties and it shall continue until the earlier of (i) execution of a definitive Contract; or (ii) May 1, 2003, by which date, if a definitive Contract has not been signed this Letter of Intent shall expire unless the parties mutually agree in writing to extend the term. The foregoing reflects the present intention of the parties to proceed with the transaction as described herein and, except as otherwise provided, each party will be responsible for its own expenses related thereto.

THIS LETTER OF INTENT DOES NOT CONTAIN ALL MATTERS UPON WHICH AGREEMENT MUST BE REACHED IN ORDER FOR THE TRANSACTION

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DESCRIBED HEREIN TO BE CONSUMMATED, AND OTHER THAN EACH PARTY'S RESPECTIVE
PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION AS CONTAINED HEREIN, IT IS NOT INTENDED TO BIND NOR SHALL IT BIND EITHER PARTY TO ENTER INTO AN AGREEMENT WITH RESPECT TO ITS SUBJECT MATTER. A BINDING COMMITMENT WILL RESULT ONLY FROM THE EXECUTION OF A DEFINITIVE CONTRACT BY THE PARTIES AND NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER WITH RESPECT TO THE PROVISIONS HEREIN UNLESS AND UNTIL A DEFINITIVE CONTRACT AND OTHER RELATED DOCUMENTS ARE EXECUTED BY THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREIN.

   Please sign in the space below to confirm your agreement to the foregoing.

                                               Very truly yours,

                                               BOC GASES
                                               A Division of THE BOC GROUP, INC.


                                               By: /s/ Stan Borowiec
                                                   -----------------

                                               Name: Stan Borowiec
                                                     -------------

                                               Title: VP Mktg
                                                      -------
Agreed and Accepted:

United Wisconsin Grain Producers, LLC


By: /s/ Kevin Roche
    ---------------

Name: Kevin Roche
      -----------

Title: President
       ---------

Date: 1-21-02

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                                    EXHIBIT A

                               GAS SPECIFICATIONS

All gaseous Carbon Dioxide will meet the following minimum purity requirements and be delivered to BOC at a minimum of 2 psig:

Assay by Orsat                                   99.0% (Volume basis)
Dew Point                                         Saturated

Excluding water, the maximum contaminants will be as follows:

                                                           (Dry Basis by Volume)
                                                           ---------------------
Volatile Hydrocarbons                                                       0.5%
Ammonia                                                                  25 PPM
Non Volatile Hydrocarbons                                                 5 PPM
(expressed as methane)
Inerts including Oxygen (O2), Carbon Monoxide (CO),
Hydrogen (H2), Nitrogen (N2) and Argon (Ar)                                  1%
Hydrogen Sulfide (H2S)                                                   .5 PPM
Oxides of Nitrogen (NOx)                                                2.5 PPM
Total Alcohols                                                           90 PPM
Methanol                                                                8.0 PPM
Sulfur Dioxide (SO2)                                                    2.0 PPM
Carbonyl Sulfide (COS)                                                   .5 PPM
Ethyl Acetate                                                           1.5 PPM
Acetaldehyde                                                            2.0 PPM
Isobutanol                                                              1.0 PPM
Mercaptans                                                              2.0 PPM
Total Sulfur                                                            5.0 PPM
Benzene                                                        .02 PPM (20 PPB)
Other Contaminants                                                         None
Odor or Taste                                                              None


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The term of this Letter of Intent shall commence upon the date it is signed by both parties and it shall continue until the earlier of (i) execution of a definitive Contract: or (ii) May 1, 2003, by which date, if a definitive Contract has not been signed this Letter of Intent shall expire unless the parties mutually agree in writing to extend the term. The foregoing reflects the present intention of the parties to proceed with the transaction as described herein and, except as otherwise provided, each party will be responsible for its own expenses related thereto.

THIS LETTER OF INTENT DOES NOT CONTAIN ALL MATTERS UPON WHICH AGREEMENT MUST BE REACHED IN ORDER FOR THE TRANSACTION DESCRIBED HEREIN TO BE CONSUMMATED, AND OTHER THAN EACH PARTY'S RESPECTIVE PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION AS CONTAINED HEREIN. IT IS NOT INTENDED TO BIND NOR SHALL IT BIND EITHER PARTY TO ENTER INTO AN AGREEMENT WITH RESPECT TO ITS SUBJECT MATTER. A BINDING COMMITMENT WILL RESULT ONLY FROM THE EXECUTION OF A DEFINITIVE CONTRACT BY THE PARTIES AND NEITHER PARTY WILL HAVE ANY LIABILITY TO THE OTHER WITH RESPECT TO THE PROVISIONS HEREIN UNLESS AND UNTIL A DEFINITIVE CONTRACT AND OTHER RELATED DOCUMENTS ARE EXECUTED BY THE PARTIES HERETO REGARDING THE SUBJECT MATTER HEREIN.

     Please sign in the space below to confirm your agreement to the foregoing.

                                     Very truly yours,

                                     BOC GASES
                                     A Division of THE BOC GROUP, INC.

                                     By:  /s/ Stan Borowiec
                                         ---------------------------------------
                                     Name:   Stan Borowiec
                                           -------------------------------------
                                     Title:  VP Prov Mktg
                                            ------------------------------------

Agreed and Accepted:
United Wisconsin Grain Producers, LLC

By:  /s/ Kevin Roche
    -----------------------------------
Name:   Kevin Roche
      ---------------------------------
Title:  President
       --------------------------------
Date:   1-21-02
      ---------------------------------